Exhibit 99.4

      Trenwick Group Ltd.          LOM Building                Tel 441.292.4985
                                   27 Reid Street              Fax 441.292.4878
                                   Hamilton HM 11
                                   Bermuda

      [LOGO] TRENWICK

      NYSE Symbol: TWK

      Contact: Alan L. Hunte, Executive Vice President and Chief Financial
               Officer - 441-298-8082

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      For Immediate Release
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                    Trenwick Announces Agreement in Principle
                    With Lloyd's Letter of Credit Providers,
               Hiring of Greenhill & Co. as Financial Advisor and
           Cessation of Underwriting at Trenwick International Limited

Hamilton, Bermuda, December 8, 2002...

Trenwick Group Ltd. ("Trenwick") announced today that it had reached an agreement in principle with its Lloyd's letter of credit providers and that it would be underwriting at Lloyd's in 2003. The letter of credit providers have agreed in principle to the renewal of $182 million of letters of credit supporting Trenwick's Lloyd's underwriting operations. The provision of letters of credit to Lloyd's is subject to the completion of final documentation. With additional capital provided by Trenwick and its previously announced agreement with National Indemnity Company, an affiliate of the Berkshire Hathaway Group, Trenwick's anticipated Lloyd's underwriting capacity for 2003 is up to $500 million.

Michael Watson, Chairman and Chief Executive Officer of Trenwick Managing Agents Limited, said, "I am delighted that we are able to confirm our plans for 2003. Trenwick's Lloyd's capacity in 2003 will allow it the flexibility to develop its business next year and participate further in market conditions which we believe will continue to be very favorable."

Trenwick also announced today that it has hired Greenhill & Co, LLC as its financial advisor. Greenhill & Co., a recognized leader in providing advisory services in financial restructuring transactions, has been hired by Trenwick to assist it in evaluating and implementing a restructuring of its outstanding indebtedness and preferred equity.

Trenwick also announced today that Trenwick International Limited, its specialty London market insurance company, has ceased to underwrite new business. Trenwick will continue to administer and pay claims in connection with the insurance policies previously underwritten by Trenwick International Limited. Trenwick will record a charge in the fourth quarter of 2002 for the expenses it expects to incur in connection with the termination of Trenwick International Limited's underwriting business.

W. Marston Becker, Acting Chairman and Acting Chief Executive Officer of Trenwick, stated, "These actions represent significant steps in the right direction for Trenwick. The $182 million of letter of credit and continued support from National Indemnity Company, Berkshire Hathaway's affiliate, for Trenwick's Lloyd's underwriting operation allows us to continue to support those portions of our business which we believe will produce the best results for our policyholders, creditors and shareholders."

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with two principal businesses operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's reinsurance business provides treaty reinsurance to insurers of property and casualty risks from offices in the United States and Bermuda. Trenwick's international operations underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis through its London operations.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of Trenwick or its industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Trenwick has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in Trenwick's Securities and Exchange Commission filings, including but not limited to its most recent Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission, and such discussions regarding risk factors are hereby incorporated by reference into this press release. Copies of such Securities and Exchange Commission filings are available from Trenwick or directly from the Securities and Exchange Commission.